UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2010

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of principal executive offices)

(781) 894-8800

Registrant’s telephone number

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment No. 4 to Employment Agreement—Edward J. Faneuil

On November 2, 2010, Global GP LLC (the “Company”), the General Partner of Global Partners LP, entered into Amendment No. 4 to Employment Agreement which modifies Mr. Faneuil’s employment agreement dated February 1, 2007.  Pursuant to this Amendment No. 4 to Employment Agreement, Mr. Faneuil will no longer be required to enter into a general release of claims in favor of the Company and its affiliates as a prerequisite to his receipt of compensation if his employment is terminated by the Company without Cause or by himself for Constructive Termination (as such terms are defined in the employment agreement).  All other material terms remain the same as provided in Mr. Faneuil’s employment agreement.  A copy of this Amendment No. 4 to Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits

(d)                                 Exhibit

10.1                         Amendment No. 4 to Employment Agreement dated November 2, 2010 by and between Global GP LLC and Edward J. Faneuil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its General Partner

Date: November 8, 2010		/s/ Thomas J. Hollister
Thomas J. Hollister
Chief Operating Officer and Chief Financial Officer